Exhibit 99.2

News release

FOR IMMEDIATE RELEASE

ARCELORMITTAL ELECTS TO SELL INTEREST IN PEAMCOAL

St. Louis, Luxembourg, October 25 – Peabody Energy (NYSE: BTU) and ArcelorMittal (NYSE: MT) today announced that ArcelorMittal has elected to sell its interest in PEAMCoal Pty Ltd (“PEAMCoal”) to Peabody in lieu of proceeding with the joint venture. As a result, Peabody will own 100% of PEAMCoal and will become the owner of all the Macarthur shares that are tendered into PEAMCoal’s takeover bid for Macarthur.

Under the Co-operation and Contribution Agreement, ArcelorMittal must continue funding PEAMCoal for a further 90 days until the termination takes effect as described in section 10.2(f) of PEAMCoal’s Bidder’s Statement for Macarthur. Together with Peabody’s funding obligations, this will cover all takeover acceptances.

Macarthur shareholders seeking further information regarding the offer should contact PEAMCoal’s Offer Information Line on 1800 992 039 (for callers within Australia) or +61 2 8280 7692 (for callers outside Australia).

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Peabody Energy Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions that the company believes are reasonable, but they are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the company’s control. The company does not undertake to update its forward-looking statements. Factors that could affect results include those described in this press release as well as risks detailed in the company’s reports filed with the Securities and Exchange Commission.

ArcelorMittal Forward Looking Statement

This document contains forward-looking information and statements about ArcelorMittal and its subsidiaries. Forward-looking statements may be identified by the words “will,” “believe,” “expect”

or similar expressions. Although ArcelorMittal’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of ArcelorMittal’s securities are cautioned that forward-looking information and statements are subject to numerous risks and uncertainties, many of which are difficult to predict and generally beyond the control of ArcelorMittal, that could cause actual results and developments to differ materially and adversely from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the filings with the Luxembourg Stock Market Authority for the Financial Markets (Commission de Surveillance du Secteur Financier) and the United States Securities and Exchange Commission (the “SEC”) made or to be made by ArcelorMittal, including ArcelorMittal’s Annual Report on Form 20-F for the year ended 31 December, 2010 filed with the SEC. ArcelorMittal undertakes no obligation to publicly update its forward-looking statements, whether as a result of new information, future events or otherwise.

About Macarthur Coal

Macarthur Coal is a leading producer of low-volatile PCI metallurgical coal with production and development assets in the Bowen Basin, Australia, including the Coppabella and Moorvale Joint Venture, Middlemount and Codrilla. It holds total coal reserves of 270 million tonnes and total resources of approximately 2.3 billion tonnes.

About Peabody Energy

Peabody Energy is the world’s largest private-sector coal company and a global leader in clean coal solutions. With 2010 sales of 246 million tons and nearly $7 billion in revenues, Peabody Energy fuels 10% of U.S. power and 2% of worldwide electricity. For more information about Peabody Energy visit: www.peabodyenergy.com. Contact: Vic Svec (+1 314 342-7768)

About ArcelorMittal

ArcelorMittal is the world’s leading integrated steel and mining company, with operations in more than 60 countries. In 2010, ArcelorMittal had revenues of US$78 billion and crude steel production of 90.6 million tonnes, representing approximately 6% of world steel output. ArcelorMittal’s mining operations produced 47 million tonnes of iron ore and 7 million tonnes of metallurgical coal as well in 2010. For more information about ArcelorMittal visit: www.arcelormittal.com. Contact: Giles Read (+44 20 3214 2845)